Eleven Biotherapeutics Reports Fourth Quarter and Full Year 2015 Financial Results and Provides Strategic Update
Cambridge, MA – March 24, 2016 –Eleven Biotherapeutics, Inc. (NASDAQ: EBIO), a preclinical-stage biopharmaceutical company discovering and developing protein therapeutics to treat diseases of the eye, today reported financial results for the fourth quarter and full year ended December 31, 2015 and provided a strategic update and review of recent business highlights.
“We continue to seek to create value by advancing our internal development programs and remain on target to make our planned submission of an investigational new drug application for EBI-031 during the second quarter of 2016,” said Abbie Celniker, Ph.D., President and Chief Executive Officer of Eleven Biotherapeutics. “We are sufficiently funded to continue operational activities as we engage in a careful, ongoing review of external strategic alternatives designed to maximize shareholder value.”
Strategic Update and Recent Business Highlights:

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We are in the process of reviewing a range of strategic alternatives with the goal of maximizing shareholder value and are actively working with an investment bank in this process. Potential strategic alternatives to be explored and evaluated during the review process may include the sale of the Company, a strategic partnership with one or more parties, or the licensing, sale or divestiture of some of the Company’s proprietary technologies. Pending any decision to undertake any strategic alternative, we are continuing our development activities in accordance with our existing business strategy while managing our cash position.

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Albumedix acquired Eleven’s proprietary Supermin® albumin variant assets in an effort to enhance the systemic product profile of drugs. Eleven retains the right to the license of the technology for internal research.

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Reported top-line results from the Phase 3 clinical trial of isunakinra (EBI-005) for the treatment of severe allergic conjunctivitis. Isunakinra showed no statistically significant difference between the isunakinra treated group and the vehicle control group on any endpoints. Eleven does not see an immediate path forward for isunakinra.

•	In March 2016, we prepaid all outstanding amounts owed to Silicon Valley Bank under a loan and security agreement.

•	Promoted John J. McCabe, CPA from Senior Vice President of Finance to Chief Financial Officer.
Fourth Quarter and Year-End 2015 Financial Results:

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Revenue: Revenue was $0.6 million for the three months ended December 31, 2015, compared to $0.4 million for the same period in 2014. Revenue was $1.0 million for the twelve months ended December 31, 2015, compared to $2.2 million for the same period in 2014.

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R&D Expenses: Research and development expenses were $8.1 million for the three months ended December 31, 2015, compared to $5.3 million for the same period in 2014. This increase was primarily due to higher EBI-031 related development expenses partially offset by decreases in isunakinra related development expenses. Research and development expenses were $26.3 million for the twelve months ended December 31, 2015, compared to $26.7 million for the same period in 2014.

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G&A Expenses: General and administrative expenses were $2.3 million for the three months ended December 31, 2015, compared to $2.2 million for the same period in 2014. General and administrative expenses were $9.9 million for the twelve months ended December 31, 2015, compared to $8.5 million for the same period in 2014.

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Net Loss: Net loss applicable to common stockholders was $10.3 million, or $0.53 per share, for the three months ended December 31, 2015, compared to net loss applicable to common stockholders of $8.1 million, or $0.49 per share, for the same period in 2014. Net loss applicable to common stockholders was $33.5 million, or $1.76 per share, for the twelve months ended December 31, 2015, compared to net loss applicable to common stockholders of $34.7 million, or $2.37 per share, for the same period in 2014.

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Cash and Cash Equivalents: Cash and cash equivalents were $36.1 million as of December 31, 2015. We believe that our current cash and cash equivalents, after giving effect to the $14.9 million prepayment to Silicon Valley Bank, will be sufficient to fund our operating expenses into the fourth quarter of 2016.

Upcoming Events and Presentations:

•	Association for Research in Vision and Ophthalmology (ARVO) annual meeting, in Seattle, May 1-5, 2016.
About EBI-031
Eleven Biotherapeutics' most advanced preclinical product candidate is EBI-031 for treatment of diabetic macular edema, or DME, and uveitis. EBI-031 was designed and engineered for intravitreal delivery using Eleven’s AMP-Rx platform. EBI-031 is a potent blocker of both free IL-6 and IL-6 complexed to the soluble IL-6 receptor (IL-6R) and has demonstrated a longer vitreal retention time in preclinical models than antibodies and antibody like molecules approved for intravitreal injection. Eleven is undertaking the necessary manufacturing development work and nonclinical safety studies to support the submission of an investigational new drug application, or IND, to the FDA in the first half of 2016 for the purpose of conducting clinical trials of EBI-031 in DME and uveitis.
About Eleven Biotherapeutics
Eleven Biotherapeutics, Inc. is a preclinical-stage biopharmaceutical company with a proprietary protein engineering platform, called AMP-Rx, that it applies to the discovery and development of protein therapeutics to treat diseases of the eye. Eleven’s therapeutic approach is based on the role of cytokines in diseases of the eye, the Company’s understanding of the structural biology of cytokines and the Company’s ability to rationally design and engineer proteins to modulate the effects of cytokines. Cytokines are cell signaling molecules found in the body that can have important inflammatory effects. For more information please refer to the Company's website www.elevenbio.com.
Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company's strategy, future operations, advancement or maturation of its product candidates and product pipeline, clinical development of the Company's product candidates, including expectations regarding timing of regulatory submissions and initiation of clinical trials, regulatory requirements for initiation of clinical trials and registration of product candidates, the review of its strategic alternatives and the outcome of such review, the sufficiency of its cash resources and other statements containing the words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or preclinical studies will be indicative of the results of future trials, the adequacy of any clinical models, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals and other factors discussed in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2015 as filed with the Securities and Exchange Commission and other reports on file with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company's views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date hereof.

ELEVEN BIOTHERAPEUTICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014

Total revenue	$565	$375	$990	$2,243
Operating expenses:
Research and development	8,084	5,258	26,336	26,703
General and administrative	2,319	2,212	9,850	8,471
Total operating expenses	10,403	7,470	36,186	35,174
Loss from operations	(9,838)	(7,095)	(35,196)	(32,931)
Other income (expense), net	(491)	(1,044)	1,744	(1,225)
Net loss	$(10,329)	$(8,139)	$(33,452)	$(34,156)
Cumulative preferred stock dividends	—	—	—	(519)
Net loss applicable to common stockholders	$(10,329)	$(8,139)	$(33,452)	$(34,675)
Net loss per share applicable to common stockholders—basic and diluted	$(0.53)	$(0.49)	$(1.76)	$(2.37)
Weighted-average number of common shares used in net loss per share applicable to common stockholders—basic and diluted	19,547	16,692	18,993	14,644

ELEVEN BIOTHRAPEUTICS, INC.
CONDENSED BALANCE SHEETS
(unaudited)
(in thousands)

	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$36,079	$54,059
Prepaid expenses and other current assets	232	342
Total current assets	36,311	54,401
Property and equipment, net	407	486
Restricted cash	94	94
Other assets	13	19
Total assets	$36,825	$55,000

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,246	$2,458
Accrued expenses	1,794	1,987
Notes payable, current portion	4,134	251
Deferred revenue	406	506
Total current liabilities	7,580	5,202
Other liabilities	423	4
Notes payable, net of current portion	9,763	9,749
Warrant liability	115	3,219

Stockholders' equity:
Common stock	20	18
Additional paid-in capital	144,126	128,558
Accumulated deficit	(125,202)	(91,750)
Total stockholders' equity	18,944	36,826
Total liabilities and stockholders' equity	$36,825	$55,000

Contact:
Leah Monteiro
Eleven Biotherapeutics
Leah.Monteiro@elevenbio.com
617-714-0619